EXHIBIT 5(d)

          AGREEMENT IN RESPECT TO U.S. SECURITIES LAWS

THIS AGREEMENT is made on July 2, 1996

BETWEEN:

HENDERSON CROSTHWAITE INSTITUTIONAL BROKERS LIMITED, a company registered in England and Wales with number 2155712 whose registered offices are at 32 St Mary at Hill, London EC3P 3AJ
("Henderson Crosthwaite"); and

ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC., a Delaware corporation whose principal office is at 372 Danbury Road, Wilton, CT 06897-2523 U.S.A. (the "Company").
WHEREAS:

A) Subject to and upon the terms and conditions of the Placing Agreement to be entered into between Henderson Crosthwaite, the Company and the directors of the Company (the "Placing Agreement"), the Company proposes to issue shares of its common stock, par value $0.01 per share (the "Placing Shares"), to placees procured by Henderson Crosthwaite (the "Placees").

B) The proposed placing of the Placing Shares is to be made pursuant to an exemption from the registration requirements of the United States securities laws set forth in Regulation S promulgated under the United States Securities Act of 1933, as amended ("Regulation S").

C) Henderson Crosthwaite will receive as part of its consideration under the Placing Agreement certain shares of the Company's common stock (the "Commission Shares", and together with the Placing Shares, the "Shares").

D) Application will be made for the admission to trading on the Alternative Investment Market in London, England of the
     Shares, and other shares of the Company's common stock, par value $0.01 per share.

NOW, THEREFORE, in consideration of the premises and the obligations of the Company contemplated by the Placing Agreement, Henderson Crosthwaite hereby represents and warrants to, and agrees with, the Company, as follows:

1. Henderson Crosthwaite acknowledges that the Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state of the United States (a "State Act") and may not be offered, sold or delivered, directly or indirectly, in the United States or to, or for the account or benefit of, any U.S. Person. Capitalized terms used in this paragraph and elsewhere in this Agreement and not otherwise defined shall have the meanings given to them in Regulation S.

2.   All offers and sales of the Shares by Henderson Crosthwaite
     (x) as part of its distribution (which shall include any offer or sale of the Commission Shares) at any time and
     (y) otherwise prior to the expiration of 40 days after the later of the closing date and the date upon which the Placing Shares were first offered to persons other than Distributors have been and will be made only in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to registration under the Securities Act or another exemption therefrom.

3. Neither Henderson Crosthwaite nor any persons acting on their behalf, have engaged or will engage in the offer, sale or delivery, directly or indirectly, of the Shares (i) within the United States or (ii) to, or for the account or benefit of, any U.S. Person or any Distributor of the Shares (or otherwise as a part of any continuous offering of the Shares).
     Henderson Crosthwaite has not entered into any agreement or arrangement with respect to any resale by them of the Commission Shares.

4. Neither Henderson Crosthwaite nor any persons acting on their behalf, have engaged or will engage in any "directed selling efforts" within the meaning of Rule 902(b) of Regulation S with respect to the Shares.

5.   Henderson Crosthwaite and all persons acting on their behalf
     (i) have complied and will comply with the "offering restrictions" requirements set forth in Section 902(h) of Regulation S (except that the Company is responsible for ensuring that the Pathfinder Prospectus, any placing proof of the Prospectus and the final form of the Prospectus comply with such requirements) and (ii) have not offered or sold, and will not offer or sell, the Shares in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (x) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (y) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

6. Henderson Crosthwaite will obtain from each Placee that it procures and each person to which it sells Placing Shares, if any, a signed statement certifying that:

     a) Such person was outside the United States at the time its subscription or buy order was originated and such person was not at such time and is not a U.S. Person (and was not and is not acting on behalf of, or purchasing for the account or benefit of, a U.S. Person) within the meaning of Regulation S promulgated under the United States Securities Act of 1933, as amended ("Regulation S").

     b) Such person acknowledges that prior to the expiration of 40 days after the later of the closing date or the date upon which the Placing Shares were first offered to persons other than Distributors as defined in Regulation S (the "Restricted Period"), such shares will:

          i) bear a legend substantially to the following effect:

               "THE SHARES RECORDED IN THIS CERTIFICATE (THE "RELEVANT SHARES") HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES (A "STATE ACT") AND MAY NOT BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE ACTS. PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE CLOSING DATE OR THE DATE UPON WHICH THE RELEVANT SHARES WERE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS, THE RELEVANT SHARES WILL BE TRANSFERABLE ONLY IN A TRANSACTION EXECUTED THROUGH THE ALTERNATIVE INVESTMENT MARKET IN LONDON, ENGLAND AND ONLY IF THE TRANSFEREE DELIVERS A CERTIFICATE TO THE COMPANY'S TRANSFER AGENT CERTIFYING THAT THE TRANSFEREE IS NEITHER A U.S. PERSON NOR A PERSON ACQUIRING THE RELEVANT SHARES FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF REGULATION S PROMULGATED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("REGULATION S"). TERMS USED HEREIN HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S."; and

          ii) be transferable only in a transaction executed through the Alternative Investment Market in London, England and only if the transferee delivers a certificate to the Company's transfer agent certifying that the transferee is neither a U.S. Person (nor a person acquiring the Relevant Shares for the account or benefit of a U.S. Person) within the meaning of Regulation S promulgated under the United States Securities Act of 1933, as amended.

     c) Such person acknowledges that (1) the legend described in paragraph (b)(i) above will not be removed upon transfer of the Relevant Shares (as defined in the legend) or otherwise until the expiration of the Restricted Period and (2) after the expiration of the

          Restricted Period, a transferee may require that the legend be removed upon submission of the Relevant Shares to the Company's transfer agent together with a certification by the transferee that such person (x) is neither a U.S. Person (nor a person acquiring the Shares for the account or benefit of a U.S. Person) within the meaning of Regulation S promulgated under the United States Securities Act of 1933, as amended, or (y) is a U.S. Person within the meaning of Regulation S who acquired the Relevant Shares after the expiration of the Restricted Period, with respect to such shares.

7.   Henderson Crosthwaite acknowledges and agrees that:

     a) Henderson Crosthwaite was outside the United States at the time its subscription or buy order for the Commission Shares was originated and Henderson Crosthwaite was not at such time and is not a U.S. Person (and was not and is not acting on behalf of, or purchasing for the account or benefit of, a U.S. Person) within the meaning of Regulation S promulgated under the United States Securities Act of 1933, as amended ("Regulation S").

     b) Each Commission Share will, during the period (the "Applicable Share Restricted Period") ending on the later of (i) the expiration of the Restricted Period with respect to the Placing Shares (the "Placing Shares Restricted Period") and (ii) immediately after the sale of such Commission Share by Henderson Crosthwaite:

          i) bear a legend substantially to the following effect:

               "THE SHARES RECORDED IN THIS CERTIFICATE (THE "RELEVANT SHARES") HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES (A "STATE ACT") AND MAY NOT BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR

               INDIRECTLY, IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE ACTS. PRIOR TO THE LATER OF
               (I) THE EXPIRATION OF THE RESTRICTED PERIOD WITH RESPECT TO THE PLACING SHARES AND (II) IMMEDIATELY AFTER THE SALE OF THE RELEVANT SHARES BY HENDERSON CROSTHWAITE, THE RELEVANT SHARES WILL BE TRANSFERABLE ONLY IN A TRANSACTION EXECUTED THROUGH THE ALTERNATIVE INVESTMENT MARKET IN LONDON, ENGLAND AND ONLY IF THE TRANSFEREE DELIVERS A CERTIFICATE TO THE COMPANY'S TRANSFER AGENT CERTIFYING THAT THE TRANSFEREE IS NEITHER A U.S. PERSON NOR A PERSON ACQUIRING THE RELEVANT SHARES FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF REGULATION S PROMULGATED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("REGULATION S"). TERMS USED HEREIN HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S."; and

          ii) be transferable only in a transaction executed through the Alternative Investment Market in London, England and only if the transferee delivers a certificate to the Company's transfer agent certifying that the transferee is neither a U.S. Person (nor a person acquiring the Relevant Shares for the account or benefit of a U.S. Person) within the meaning of Regulation S promulgated under the United States Securities Act of 1933, as amended.

     c) the legend described in paragraph (b)(i) above will not be removed upon transfer of the Relevant Shares (as defined in the legend) or otherwise until the expiration of the Applicable Share Restricted Period, with respect to such share, and that, after the expiration of such period, a transferee may require that the legend be removed upon submission of the Relevant Shares to the Company's transfer agent together with a certification by the transferee that such person (x) is neither a U.S. Person (nor a person acquiring the Relevant Shares for the account or benefit of a U.S. Person) within the meaning of Regulation S promulgated under the United States Securities Act of 1933, as amended, or (y) is a U.S. Person within the meaning of Regulation S who acquired the Relevant Shares after the expiration of the

          Applicable Share Restricted Period, with respect to such shares.

8. Henderson Crosthwaite will obtain from each person to which it sells Commission Shares a signed statement certifying that:

     a) Such person was outside the United States at the time its subscription or buy order was originated and such person was not at such time and is not a U.S. Person (and was not and is not acting on behalf of, or purchasing for the account or benefit of, a U.S. Person) within the meaning of Regulation S promulgated under the United States Securities Act of 1933, as amended ("Regulation S").

     b) With respect solely to persons acquiring Commission Shares prior to the expiration of the Placing Shares Restricted Period, such person acknowledges that prior to the expiration of the Placing Shares Restricted Period, such shares will:

          i) bear a legend substantially to the following effect:

               "THE SHARES RECORDED IN THIS CERTIFICATE (THE "RELEVANT SHARES") HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES (A "STATE ACT") AND MAY NOT BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE ACTS. PRIOR TO THE EXPIRATION OF [DATE OF EXPIRATION OF THE PLACING SHARES RESTRICTED PERIOD], THE RELEVANT SHARES WILL BE TRANSFERABLE ONLY IN A TRANSACTION EXECUTED THROUGH THE ALTERNATIVE INVESTMENT MARKET IN LONDON, ENGLAND AND ONLY IF THE TRANSFEREE DELIVERS A CERTIFICATE TO THE COMPANY'S TRANSFER AGENT CERTIFYING THAT THE

               TRANSFEREE IS NEITHER A U.S. PERSON NOR A PERSON ACQUIRING THE RELEVANT SHARES FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF REGULATION S PROMULGATED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("REGULATION S"). TERMS USED HEREIN HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S."; and

          ii) be transferable only in a transaction executed through the Alternative Investment Market in London, England and only if the transferee delivers a certificate to the Company's transfer agent certifying that the transferee is neither a U.S. Person (nor a person acquiring the Relevant Shares for the account or benefit of a U.S. Person) within the meaning of Regulation S promulgated under the United States Securities Act of 1933, as amended.

     c) the legend described in paragraph (b)(i) above will not be removed upon transfer of the Relevant Shares (as defined in the legend) or otherwise until the expiration of the Applicable Share Restricted Period, with respect to such shares, and that, after the expiration of such period, a transferee may require that the legend be removed upon submission of the Relevant Shares to the Company's transfer agent together with a certification by the transferee that such person (x) is neither a U.S. Person (nor a person acquiring the Relevant Shares for the account or benefit of a U.S. Person) within the meaning of Regulation S promulgated under the United States Securities Act of 1933, as amended, or (y) is a U.S. Person within the meaning of Regulation S who acquired the Relevant Shares after the expiration of the Applicable Share Restricted Period, with respect to such shares.

9. In connection with any sale of the Shares by Henderson Crosthwaite or any person acting on their behalf prior to the termination of the Restricted Period or the Applicable Share Restricted Period, as the case may be, to a Distributor, dealer (as defined in Section 2(12) of the Securities Act) or other person receiving a selling concession, fee or other remuneration in respect of such Shares, Henderson Crosthwaite shall send to such person a confirmation or notice substantially to the following effect:

          "The securities that you are purchasing (the "Relevant Shares") have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any State of the United States (a "State Act") and may not be offered, sold or delivered, directly or indirectly, in the United States or to, or for the account or benefit of, any U.S. Person except pursuant to an exemption from the registration requirements of the Securities Act and all applicable State Acts. Prior to the expiration of 40 days after the later of the closing date and the date upon which the Relevant Shares were first offered to persons other than Distributors (the "Restricted Period"), the Relevant Shares will be transferable only in a transaction executed through the Alternative Investment Market in London, England and only if the transferee delivers a certificate to the Company's transfer agent certifying that the transferee is neither a U.S. Person nor a person acquiring the Relevant Shares for the account or benefit of a U.S. Person within the meaning of Regulation S promulgated under the United States Securities Act of 1933, as amended ("Regulation S"). If prior to the termination of the Restricted Period you offer or sell the Relevant Shares to a dealer as defined in Section 2(12) of the Securities Act or other person receiving a selling concession, fee or other remuneration in respect of such shares, you must send the purchaser a copy of this notice. Terms used herein have the meanings given to them in Regulation S."

     No officer or director of Henderson Crosthwaite shall offer or sell any Shares and receive a selling concession, fee or other remuneration other than the usual and customary broker's commission that would be received by a person executing such transaction as agent.

10. The provisions of this Agreement shall be and remain in full force and effect and be binding on Henderson Crosthwaite immediately upon the execution hereof and irrespective of whether or not the parties hereto enter into the Placing Agreement. Nothing in this Agreement shall oblige either of the parties to enter into the Placing Agreement.

11.  The Company warrants to Henderson Crosthwaite that:

     i) The Company is a "Domestic Issuer" and a "Reporting Issuer", as such terms are defined by Rule 902 of Regulation S under the Securities Act. The Company has registered its existing common stock pursuant to
          Section 12(g) of the Securities Exchange Act of 1934, as amended, of the United States of America (the "Exchange Act"), has made all filings required to be made under the reporting requirements of either
          Section 13(a) or 15(d) of the Exchange Act and has been so in compliance during the twelve months prior to the date hereof and its common stock is quoted on the NASDAQ System and the Company is in compliance with the terms of the listing of its existing common stock on NASDAQ;

     ii) The Company has furnished Henderson Crosthwaite with copies of its most recent Annual Report on Form 10-K filed with the SEC and all Forms 10-Q and 8-K filed thereafter;

     iii) Without reference to any activities by Henderson
          Crosthwaite, the Company has not offered the Placing
          Shares to any person in the United States, any identifiable group of US citizens abroad, or to, or for the account or benefit of, any U.S. Person (as defined in Regulation S);

     iv)  Without reference to any activities by Henderson
          Crosthwaite, the Company reasonably believes that the sales of Placing Shares have not been pre-arranged with any buyer in the United States; and

     v) Without reference to any activities by Henderson Crosthwaite, the Company has not conducted any Directed Selling Efforts (as defined in Regulation S) with respect to the Placing Shares nor has the Company conducted any general solicitation (as that term is used in Regulation D under the Securities Act) with respect to any of the Placing Shares or the Commission Shares.

12. This Agreement shall be governed and construed in accordance with English Law and the parties hereby irrevocably submit themselves to the non exclusive jurisdiction of the English
     Courts.

IN WITNESS WHEREOF, this Agreement has been duly executed under hand by the parties hereto on the day and year first before written.


ELECTRONIC RETAIL SYSTEMS          HENDERSON CROSTHWAITE
INTERNATIONAL, INC.                INSTITUTIONAL BROKERS
                                        LIMITED

BY: s/Bruce F. Failing, Jr.        BY: s/Nigel Tose
   ------------------------           --------------------------
   Name: Bruce F. Failing, Jr.        Name: Nigel Tose
   Title: Chief Executive Officer     Title: Director Corporate
                                             Finance